EXHIBIT (a)(1)(E)

Form of Eligible Option Information Sheet

Name:	Steps to properly complete this Eligible Option Information Sheet

Employee ID:	Step 1:	Check the box to participate in the exchange of all of your Eligible Options.
	Step 2:	If completing a paper election process sign the appropriate election where indicated. If completing via the Offer Website please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION.”
	Step 3:	If completing a paper election process, return along with your Election Form to Charles Young, our Chief Human Resources Officer at (317) 569-7574 or Charlie.Young@hhgregg.com no later than 11:59 p.m., Eastern Daylight Savings Time, on April 30, 2013 by hand delivery, facsimile or electronic mail. If completing via the Offer Website, please complete and submit by 11:59 p.m. Eastern Daylight Savings Time on April 30, 2013.

If this sheet is not properly completed, signed and submitted (either electronically or via paper format) with your Election Form, by 11:59 p.m., Eastern Daylight Savings Time on April 30, 2013, your Election Form will be rejected. Check only one box in each year. If you have more than one grant in a single year and wish to exchange only one of them, then indicate the first or second grant.

Please make your election for any outstanding options from 2007 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2007

☐	I wish to exchange ONLY outstanding options from my first grant in 2007

☐	I wish to exchange ONLY outstanding options from my second grant in 2007, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2007

Please make your election for any outstanding options from 2008 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2008

☐	I wish to exchange ONLY outstanding options from my first grant in 2008

☐	I wish to exchange ONLY outstanding options from my second grant in 2008, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2008

Please make your election for any outstanding options from 2009 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2009

☐	I wish to exchange ONLY outstanding options from my first grant in 2009

☐	I wish to exchange ONLY outstanding options from my second grant in 2009, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2009

Please make your election for any outstanding options from 2010 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2010

☐	I wish to exchange ONLY outstanding options from my first grant in 2010

☐	I wish to exchange ONLY outstanding options from my second grant in 2010, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2010

Please make your election for any outstanding options from 2011 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2011

☐	I wish to exchange ONLY outstanding options from my first grant in 2011

☐	I wish to exchange ONLY outstanding options from my second grant in 2011, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2011

Please make your election for any outstanding options from 2012 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2012

☐	I wish to exchange ONLY outstanding options from my first grant in 2012

☐	I wish to exchange ONLY outstanding options from my second grant in 2012, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2012

Please make your election for any outstanding options from 2013 by checking the appropriate box below:

☐	I wish to exchange ALL outstanding options from 2013

☐	I wish to exchange ONLY outstanding options from my first grant in 2013

☐	I wish to exchange ONLY outstanding options from my second grant in 2013, if applicable

☐	I DO NOT WISH to exchange any outstanding options from 2013

If completing via a paper election process, please sign as appropriate in the table below and return along with your Election Form no later than 11:59 p.m., Eastern Daylight Savings Time on April 30, 2013 by hand delivery, facsimile or electronic mail to:

Charles Young, Chief Human Resources Officer

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Tel: (317) 569-7574

Fax: (317) 816-6609

Electronic Mail: Charlie.Young@hhgregg.com

If completing the Offer Website, please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION.”

TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW.	Signature

I elect to exchange the Eligible Options indicated by checked box(es) above

I do NOT want to exchange ANY of my Eligible Options

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID,

COMPLETED AND SIGNED ELIGIBLE OPTION INFORMATION SHEET AND ELECTION FORM MUST BE RECEIVED (EITHER ELECTRONICALLY OR VIA PAPER FORMAT) BY

HHGREGG BY 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME

ON APRIL 30, 2013

(UNLESS THE OFFER IS EXTENDED).

[1]	Only options granted under the hhgregg, Inc. 2007 Equity Incentive Plan subsequent to July 18, 2007 will be eligible for exchange. This information sheet lists only your options granted subsequent to July 18, 2007. We are not accepting partial tenders of the options that you hold. If you wish to participate you must tender all Eligible Options that you hold irrespective of the option grant date or exercise price of such Eligible Options. Not all of your options may be eligible for exchange. If you would like to review all of the options granted to you by hhgregg, please contact Charles Young at (317) 569-7574 or Charlie.Young@hhgregg.com.

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